Exhibit 99.1
News Release
For Immediate Release: March 6, 2018
H&R Block Announces Strong Start to the Tax Season and Fiscal 2018 Third Quarter Results
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) today released U.S. tax return volume through February 28 and its financial results for the fiscal 2018 third quarter ended January 31, 2018. The company normally reports a fiscal third quarter loss due to the seasonality of its tax business.
Tax Season and Fiscal Third Quarter Highlights1

▪	H&R Block grows total U.S. returns through February 28.

▪	Company reiterates financial outlook for full year.

▪	Fiscal third quarter revenues increased $37 million, or 8%, to $488 million primarily due to increased return volumes in both Assisted and DIY tax preparation businesses.

▪
Loss per share from continuing operations increased $0.67, from $0.49 to $1.16, solely due to changes in the company's effective tax rate resulting from the recently enacted federal corporate tax legislation. The negative impact from these corporate tax rate changes is unique to the company's fiscal third quarter, as the impact will be favorable on a full fiscal year basis.

Tax Season Results2
H&R Block total U.S. return volume increased 3.4% through February 28, with Assisted returns increasing 0.7% and DIY returns increasing 8.2%. Positive results in the Assisted business were due to the success of early-season promotions including the company's Refund Advance no-interest loan and Free Federal 1040EZ offer. In DIY, continued product improvements, enhanced partnerships, and the H&R Block More Zero® promotion led to the strong performance.
CEO Perspective
"I'm proud of what we have accomplished so far this tax season, with strong results in both the Assisted and DIY tax preparation categories," said Jeff Jones, H&R Block's president and chief executive officer. "As we look to the second half of the tax season, we'll continue to focus on execution as we leverage our products, partnerships and marketing to deliver on our financial outlook."

[1]	All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2 Volume changes to prior year noted in this paragraph and in the table attached to this release are based on a date-to-date basis.

Fiscal 2018 Third Quarter Results From Continuing Operations

(in millions, except EPS)	Fiscal Year 2018	Fiscal Year 2017
Revenue	$488	$452
Pretax Loss	$(121)	$(151)
Net Loss	$(243)	$(101)
Weighted-Avg. Shares - Diluted	209.1	207.9
EPS[3]	$(1.16)	$(0.49)
EBITDA[4]	$(48)	$(79)

Key Financial Metrics

▪	Total revenues increased $37 million, or 8%, to $488 million primarily due to increased return volumes.

▪	Total operating expenses increased $9 million, or 2%, to $586 million primarily due to increases in compensation costs, partially offset by lower marketing and advertising expenses.

▪	Pretax loss decreased $30 million to $121 million.

▪
Loss per share from continuing operations increased $0.67, from $0.49 to $1.16, solely due to changes in the company's effective tax rate resulting from the recently enacted federal corporate tax legislation. The negative impact from these corporate tax rate changes is unique to the company's fiscal third quarter, as the impact will be favorable on a full fiscal year basis. The company expects its fiscal year effective tax rate to be 6%-9%, which is an update to the anticipated annual effective tax rate for fiscal 2018 disclosed in the company's Form 8-K filed with the Securities and Exchange Commission (SEC) on January 22, 2018.

CFO Perspective
"We are pleased with our performance during the first half of the tax season, which was in line with our expectations," said Tony Bowen, H&R Block's chief financial officer. "Our expectations for revenue growth and margin are unchanged from the outlook we provided in December."
Dividends
As previously announced, a quarterly cash dividend of $0.24 per share is payable on April 2, 2018 to shareholders of record as of March 13, 2018. H&R Block has paid quarterly dividends consecutively since the company went public in 1962.
Discontinued Operations
During the fiscal quarter, Sand Canyon Corporation made payments of $4.5 million pursuant to a settlement agreement entered into in fiscal 2016. The full amount of the payments had been previously accrued by the company. For additional information on Sand Canyon, please refer to disclosures in the company’s reports on Forms 10-K, 10-Q, and other filings with the SEC.
Conference Call
Discussion of the fiscal 2018 third quarter results, future outlook, and a general business update will occur during the company’s previously announced fiscal third quarter earnings conference call for analysts, institutional investors, and shareholders. The call is scheduled for 4:30 p.m. Eastern time on March 6,

3 All per share amounts are based on fully diluted shares at the end of the corresponding period.
4 The company reports non-GAAP financial measures of performance, including earnings before interest, tax, depreciation, and amortization (EBITDA), which it considers to be useful metrics for management and investors to evaluate and compare the ongoing operating performance of the company. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

2018. To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:
U.S./Canada (855) 702-5257 or International (213) 358-0868
Conference ID: 3876229
The call will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at http://investors.hrblock.com.
A replay of the call will be available beginning at 7:30 p.m. Eastern time on March 6, 2018, and continuing until April 6, 2018, by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 3876229. The webcast will be available for replay beginning on March 7, 2018 at http://investors.hrblock.com.
About H&R Block
H&R Block, Inc. (NYSE: HRB) is a global consumer tax services provider. Tax return preparation services are provided by professional tax preparers in approximately 12,000 company-owned and franchise retail tax offices worldwide, and through H&R Block tax software products for the DIY consumer. H&R Block also offers adjacent Tax Plus products and services. In fiscal 2017, H&R Block had annual revenues of over $3 billion with 23 million tax returns prepared worldwide. For more information, visit the H&R Block Newsroom.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2017 in the section entitled "Risk Factors" and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at http://investors.hrblock.com. In addition, factors that may cause the company’s actual estimated effective tax rate to differ from estimates include the company’s actual results from operations compared to current estimates, future discrete items, changes in interpretations and assumptions the company has made, guidance from the Internal Revenue Service, SEC, or the Financial Accounting Standards Board about the Tax Legislation, and future actions of the company. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Susan Waldron, (816) 854-5522, susan.waldron@hrblock.com

TABLES FOLLOW

CONSOLIDATED STATEMENTS OF OPERATIONS			(unaudited, in 000s - except per share amounts)
	Three months ended January 31,		Nine months ended January 31,
	2018	2017	2018	2017

REVENUES:
Service revenues	$388,771	$361,397	$641,389	$592,721
Royalty, product and other revenues	99,655	90,485	125,693	115,678
	488,426	451,882	767,082	708,399
OPERATING EXPENSES:
Cost of revenues:
Compensation and benefits	181,958	165,015	303,434	275,098
Occupancy and equipment	107,981	104,094	311,752	297,586
Provision for bad debt	29,191	28,348	33,429	29,634
Depreciation and amortization	32,046	29,828	90,391	87,206
Other	65,425	61,492	145,329	136,041
	416,601	388,777	884,335	825,565
Selling, general and administrative:
Marketing and advertising	64,209	84,101	82,875	103,663
Compensation and benefits	66,942	58,408	185,453	174,223
Depreciation and amortization	16,442	15,332	46,487	44,986
Other selling, general and administrative	21,505	30,056	66,378	77,500
	169,098	187,897	381,193	400,372
Total operating expenses	585,699	576,674	1,265,528	1,225,937

Other income (expense), net	1,028	134	3,259	4,948
Interest expense on borrowings	(24,560)	(25,940)	(67,102)	(70,026)
Loss from continuing operations before income taxes (benefit)	(120,805)	(150,598)	(562,289)	(582,616)
Income taxes (benefit)	122,120	(49,386)	(43,234)	(216,963)
Net loss from continuing operations	(242,925)	(101,212)	(519,055)	(365,653)
Net loss from discontinued operations	(2,720)	(3,302)	(10,723)	(8,754)
NET LOSS	$(245,645)	$(104,514)	$(529,778)	$(374,407)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(1.16)	$(0.49)	$(2.49)	$(1.71)
Discontinued operations	(0.02)	(0.01)	(0.05)	(0.04)
Consolidated	$(1.18)	$(0.50)	$(2.54)	$(1.75)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES	209,080	207,862	208,693	214,627

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	January 31, 2018	January 31, 2017	April 30, 2017

ASSETS
Cash and cash equivalents	$187,366	$221,172	$1,011,331
Cash and cash equivalents - restricted	83,033	70,166	106,208
Receivables, net	791,618	787,865	162,775
Income taxes receivable	72,775	38,032	—
Prepaid expenses and other current assets	149,349	85,599	65,725
Total current assets	1,284,141	1,202,834	1,346,039
Property and equipment, net	249,911	282,358	263,827
Intangible assets, net	390,993	434,720	409,364
Goodwill	504,789	483,320	491,207
Deferred tax assets and income taxes receivable	25,305	71,639	83,728
Other noncurrent assets	106,161	102,760	99,943
Total assets	$2,561,300	$2,577,631	$2,694,108
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$163,653	$239,085	$217,028
Accrued salaries, wages and payroll taxes	135,626	123,457	183,856
Accrued income taxes and reserves for uncertain tax positions	164,246	7,537	348,199
Current portion of long-term debt	1,015	942	981
Deferred revenue and other current liabilities	201,988	183,616	189,216
Total current liabilities	666,528	554,637	939,280
Long-term debt and line of credit borrowings	2,284,231	2,592,622	1,493,017
Deferred tax liabilities and reserves for uncertain tax positions	201,384	109,557	159,085
Deferred revenue and other noncurrent liabilities	107,226	121,631	163,609
Total liabilities	3,259,369	3,378,447	2,754,991
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	2,462	2,462	2,462
Additional paid-in capital	758,361	752,748	754,912
Accumulated other comprehensive loss	(9,374)	(15,363)	(15,299)
Retained deficit	(729,578)	(785,823)	(48,206)
Less treasury shares, at cost	(719,940)	(754,840)	(754,752)
Total stockholders' equity (deficiency)	(698,069)	(800,816)	(60,883)
Total liabilities and stockholders' equity	$2,561,300	$2,577,631	$2,694,108

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Nine months ended January 31,	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(529,778)	$(374,407)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	136,878	132,192
Provision for bad debt	33,429	29,634
Deferred taxes	113,345	6,128
Stock-based compensation	17,065	16,945
Changes in assets and liabilities, net of acquisitions:
Receivables	(651,200)	(646,290)
Prepaid expenses and other current assets	(83,201)	(23,208)
Other noncurrent assets	8,310	7,575
Accounts payable and accrued expenses	(36,608)	(33,560)
Accrued salaries, wages and payroll taxes	(49,255)	(37,978)
Deferred revenue and other current liabilities	10,113	(44,243)
Deferred revenue and other noncurrent liabilities	(58,695)	(57,216)
Income tax receivables, accrued income taxes and income tax reserves	(255,650)	(378,987)
Other, net	(12,454)	(6,444)
Net cash used in operating activities	(1,357,701)	(1,409,859)

CASH FLOWS FROM INVESTING ACTIVITIES:
Principal payments and sales of mortgage loans and real estate owned, net	—	207,174
Capital expenditures	(77,865)	(73,924)
Payments made for business acquisitions, net of cash acquired	(39,397)	(52,825)
Franchise loans funded	(20,226)	(31,788)
Payments received on franchise loans	13,391	20,816
Other, net	1,524	(4,711)
Net cash provided by (used in) investing activities	(122,573)	64,742

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of line of credit borrowings	(40,000)	(445,000)
Proceeds from line of credit borrowings	830,000	1,545,000
Dividends paid	(150,258)	(141,537)
Repurchase of common stock, including shares surrendered	(7,746)	(322,782)
Proceeds from exercise of stock options	28,268	2,403
Other, net	(28,922)	373
Net cash provided by financing activities	631,342	638,457

Effects of exchange rate changes on cash	1,792	(2,913)

Net decrease in cash, cash equivalents and restricted cash	(847,140)	(709,573)
Cash, cash equivalents and restricted cash, beginning of period	1,117,539	1,000,911
Cash, cash equivalents and restricted cash, end of period	$270,399	$291,338

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$102,755	$158,656
Interest paid on borrowings	57,834	59,809
Accrued additions to property and equipment	1,078	5,959

Note: Effective May 1, 2017, we adopted the provisions of Accounting Standards Update No. 2016-18, "Restricted Cash (a consensus of the FASB Emerging Issues Task Force)," (ASU 2016-18) on a retrospective basis. Accordingly, the statements of cash flows explain the change in the total of cash, cash equivalents and amounts generally described as restricted cash and restricted cash equivalents per ASU 2016-18. Amounts for prior periods have been retrospectively adjusted to conform to the current period presentation.

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended January 31,		Nine months ended January 31,
	2018	2017	2018	2017
REVENUES:
U.S. assisted tax preparation fees	$267,328	$245,262	$333,956	$306,030
U.S. royalties	45,420	43,254	59,395	56,607
U.S. DIY tax preparation fees	31,322	30,745	38,811	36,748
International revenues	12,308	10,914	100,659	93,328
Revenues from Refund Transfers	50,770	47,323	54,721	51,314
Revenues from Emerald Card®	16,125	14,100	40,292	35,809
Revenues from Peace of Mind® Extended Service Plan	19,967	18,135	76,495	67,855
Interest and fee income on Emerald Advance	31,075	30,060	32,333	31,519
Other	14,111	12,089	30,420	29,189
	488,426	451,882	767,082	708,399
Compensation and benefits:
Field wages	156,027	142,084	261,866	237,223
Other wages	50,717	45,172	140,637	129,479
Benefits and other compensation	42,156	36,167	86,384	82,619
	248,900	223,423	488,887	449,321
Occupancy and equipment	107,731	103,867	311,335	297,275
Marketing and advertising	64,209	84,101	82,875	103,663
Depreciation and amortization	48,488	45,160	136,878	132,192
Provision for bad debt	29,191	28,348	33,429	29,634
Supplies	4,950	4,453	12,052	11,467
Other	82,230	87,322	200,072	202,385
Total operating expenses	585,699	576,674	1,265,528	1,225,937

Other income (expense), net	1,028	134	3,259	4,948
Interest expense on borrowings	(24,560)	(25,940)	(67,102)	(70,026)
Pretax loss	(120,805)	(150,598)	(562,289)	(582,616)
Income taxes (benefit)	122,120	(49,386)	(43,234)	(216,963)
Net loss from continuing operations	(242,925)	(101,212)	(519,055)	(365,653)
Net loss from discontinued operations	(2,720)	(3,302)	(10,723)	(8,754)
NET LOSS	$(245,645)	$(104,514)	$(529,778)	$(374,407)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(1.16)	$(0.49)	$(2.49)	$(1.71)
Discontinued operations	(0.02)	(0.01)	(0.05)	(0.04)
Consolidated	$(1.18)	$(0.50)	$(2.54)	$(1.75)

Weighted average basic and diluted shares	209,080	207,862	208,693	214,627

EBITDA from continuing operations (1)	$(47,757)	$(79,498)	$(358,309)	$(380,398)

(1)	See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

U.S. TAX OPERATING DATA
	Fiscal Year-to-Date			Fiscal Year-to-Date
	January 31,			February 28,
	2018	2017	% Change	2018	2017	% Change

Tax Returns Prepared: (in 000s) (1) (2)
Company-Owned Operations	1,424	1,375	3.6%	4,352	4,322	0.7%
Franchise Operations	736	705	4.4%	2,105	2,088	0.8%
Total H&R Block Assisted	2,160	2,080	3.8%	6,457	6,410	0.7%

Desktop	151	155	(2.6)%	764	750	1.9%
Online	1,126	1,056	6.6%	3,170	2,887	9.8%
Total H&R Block DIY Tax Software	1,277	1,211	5.5%	3,934	3,637	8.2%

IRS Free File	94	96	(2.1)%	306	298	2.7%
Total H&R Block U.S. Returns	3,531	3,387	4.3%	10,697	10,345	3.4%

Net Average Charge: (3)
Company-Owned Operations	$235.57	$226.89	3.8%	$222.59	$217.50	2.3%
Franchise Operations (4)	226.07	219.06	3.2%	206.77	202.18	2.3%
DIY Tax Software	30.39	30.35	0.1%	27.71	26.79	3.4%

(1)
An assisted tax return is defined as a current or prior year individual tax return that has been accepted and paid for by the client.  Also included are business returns, which account for less than 1% of assisted tax returns. A DIY tax software return is defined as a return that has been electronically filed and accepted by the IRS.  Also included are online returns paid and printed.

(2)	Amounts have been reclassified between company-owned and franchise for offices which were refranchised or repurchased by the company during the year.

(3)	Net average charge is calculated as tax preparation fees divided by tax returns prepared. For DIY Tax Software, net average charge excludes IRS Free File.

(4)
Net average charge related to H&R Block Franchise Operations represents tax preparation fees collected by H&R Block franchisees divided by returns prepared in franchise offices. H&R Block will recognize a portion of franchise revenues as franchise royalties based on the terms of franchise agreements.

	Three months ended January 31,		Nine months ended January 31,
NON-GAAP FINANCIAL MEASURE - EBITDA	2018	2017	2018	2017

Net loss - as reported	$(245,645)	$(104,514)	$(529,778)	$(374,407)
Discontinued operations, net	2,720	3,302	10,723	8,754
Net loss from continuing operations - as reported	(242,925)	(101,212)	(519,055)	(365,653)
Add back:
Income taxes of continuing operations	122,120	(49,386)	(43,234)	(216,963)
Interest expense of continuing operations	24,560	25,940	67,102	70,026
Depreciation and amortization of continuing operations	48,488	45,160	136,878	132,192
	195,168	21,714	160,746	(14,745)

EBITDA from continuing operations	$(47,757)	$(79,498)	$(358,309)	$(380,398)

	Three months ended January 31,		Nine months ended January 31,
Supplemental Information	2018	2017	2018	2017

Stock-based compensation expense:
Pretax	$5,438	$4,473	$17,065	$16,945
After-tax	8,228	2,948	15,753	10,894
Amortization of intangible assets:
Pretax	$20,792	$19,287	$59,465	$57,324
After-tax	29,863	12,621	54,892	36,854

NON-GAAP FINANCIAL INFORMATION
The accompanying press release contains non-GAAP financial measures. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business.
We may consider whether significant items that arise in the future should be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including EBITDA from continuing operations. We also use EBITDA from continuing operations and pretax income of continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.